Exhibit 10.79

November 5, 2004

Residential Funding Corporation

2711 N. Haskell Ave., Suite 900

Dallas, Texas 75204

Attention:	Mr. Rossi Felix, Managing Director
Fax: (214)861-5402
Ms. Angela Brown
Fax: (214)861-5402

Re: Request for Waiver under the Credit Agreement (as hereinafter defined)

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of October 15, 2004, between SunLink Health Systems, Inc. and its Subsidiaries listed on the signature pages thereto (collectively, the “Company”) and Residential Funding Corporation (the “Lender”) pursuant to which Lender agreed to extend to the Company a revolving credit and term loan facility in the original principal amount of $30,000,000 (the “Credit Agreement”), and (ii) the other agreements instruments and documents issued in connection with the Credit Agreement (together with the Credit Agreement, the “Loan Documents”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Credit Agreement. This letter constitutes notice to the Lender required under Section 5.1(i) of the Credit Agreement of a Default or Event of Default under the Credit Agreement, as more fully described below (the “Existing Default”), and a request for a waiver of the Existing Default.

Pursuant to Section 7.1(k) of the Credit Agreement, it is an Event of Default if the maturity of any material Indebtedness (Indebtedness in excess of $500,000) is accelerated, if any Borrower or Subsidiary thereof shall fail to pay any such Indebtedness when due, or if any Borrower or Subsidiary thereof, shall permit the holder of any such material Indebtedness to cause the material Indebtedness to become due before its stated maturity. As more fully described below, Healthmont Inc., a Borrower under the Credit Agreement (“Healthmont”), has defaulted under a leasing arrangement and has received a demand for payment of past due amounts in an amount equal to $837,943.92 (the “Past Due Amounts”), the failure of which to pay may result in the acceleration of all obligations under such lease and is an Event of Default under the Credit Agreement (the “Existing Default”).

Healthmont is lessee under a Master Lease Agreement (the “Master Lease”) with GE Commercial Finance, Healthcare Financial Services (“GE”), as lessor. The Master Lease is a capital lease and relates to the lease of equipment to three hospitals, two former Healthmont hospitals (Westmoreland and Dolly Vinsant) and one hospital still owned by Healthmont (Adel). Although Healthmont sold the Westmoreland and Dolly Vinsant hospitals, it remains the primary obligor under the Master Lease for all three hospitals. Recently, Westmoreland Hospital went into receivership and Dolly Vinsant and Adel failed to pay certain lease payments when due, all of which constitute defaults under the Master Lease. As a result Healthmont has received a demand letter from GE dated November 2, 2004, pursuant to which GE has made a demand for payment of the Past Due Amounts which are for all three hospitals. The amount due from Westmoreland Hospital represents the total amount due from Westmoreland under the Master Lease and the amounts due from Dolly Vinsant and Adel represent only the past due lease payments. According to the GE letter, if the Past Due Amounts are not paid by November 12, 2004, it will result in an acceleration of all obligations due under the Master Lease which, together with the Past Due Amounts, is an amount equal to $1,322,664.56 (the

“Acceleration Amount”). The Company is presently considering its options with respect to GE’s demand for payment and these options include, negotiating with GE to repossess and relocate the Westmoreland equipment to another Company-owned hospital, obtaining a waiver of defaults and reinstating the Master Lease and cross-claiming and/or making a claim for indemnification under the Westmoreland and Dolly Vinsant sale documents. In connection with the foregoing, the Company hereby respectfully requests the Lender’s waiver of the Existing Default, including any acceleration that may follow and requests that Lender evidence such waiver by executing and delivering the attached Acknowledgment, Waiver and Consent.

The Company acknowledges and agrees that (i) the descriptions of events and facts contained herein constitute representations and warranties under a Loan Document for purposes of Section 7.1(c) of the Credit Agreement; (ii) if the amount accelerated under the Master Lease exceeds the Acceleration Amount, a new Event of Default will exist under the Credit Agreement; (iii) prior to paying any amount to GE, the Company shall provide evidence satisfactory to the Lender that the amount to be paid is due and owing; (iv) this waiver is not intended, and is not be construed, as an amendment of, or any kind of consent or waiver related to, the Credit Agreement, other than as expressly set forth herein with respect to the Existing Default, for example, the Lender is not waiving any Event of Default or any breach of any covenant in the Credit Agreement that may arise as a result of payment or non-payment under the Master Lease other than the breach that constitutes the Existing Default); (v) shall not represent a consent or waiver related to any future actions of the Company, including, without limitation, any future Defaults or Events of Default, and (vi) does not create any obligation of the Lender to consider or agree to any further waivers or any consents.

Very truly yours, SUNLINK HEALTH SYSTEMS, INC.

/s/ J. T. Morris

Name:	J. T. Morris

Title:	CFO

HEALTHMONT, INC.

/s/ J. T. Morris

Name:	J. T. Morris

Title:	President

[SIGNATURES CONTINUED ON NEXT PAGE]

SUNLINK HEALTHCARE, LLC,

DEXTER HOSPITAL, LLC,

CLANTON HOSPITAL, LLC,

SOUTHERN HEALTH CORPORATION

OF ELLIJAY, INC.,

SOUTHERN HEALTH CORPORATION

OF DAHLONEGA, INC.,

SOUTHERN HEALTH CORPORATION

OF HOUSTON, INC.,

HEALTHMONT OF GEORGIA, INC.,

HEALTHMONT OF MISSOURI, INC.,

HEALTHMONT, LLC,

HEALTHMONT OF MISSOURI, LLC,

SUNLINK SERVICES, INC.,

OPTIMA HEALTHCARE CORPORATION

KRUG PROPERTIES, INC.

/s/	Mark J. Stockslager

Name:	Mark J. Stockslager

Title:	Asst. Secretary

ACKNOWLEDGMENT, WAIVER AND CONSENT

The undersigned, by and through its duly authorized representative hereby acknowledges and waives the Existing Default in consideration of and reliance upon the acknowledgments and agreements of the Company.

RESIDENTIAL FUNDING CORPORATION

By:	/s/ Angela D. Brown

Name:	Angela D. Brown

Title:	Senior Vice President